                                   EXHIBIT 11
                  CALIFORNIA BANCSHARES, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                     Three Months Ended
                                                           March 31,
                                                  ----------------------
                                                    1995           1994
                                                  -------         ------
(In thousands, except per share data)
Net income                                         $4,000         $2,430
                                                  -------         ------
                                                  -------         ------

Weighted average number
  of common shares
  outstanding                                       9,974          9,365
                                                  -------         ------
                                                  -------         ------

Earnings per common share                          $ 0.40         $ 0.26
                                                  -------         ------
                                                  -------         ------

Fully diluted earnings per
  common share(1):
 Weighted average number of
  common shares outstanding                         9,974          9,365

 Assuming exercise of stock
  options reduced by the
  number of shares which
  could have been purchased
  with the proceeds from
  exercise of such options                            161            135
                                                  -------         ------
                                                   10,135          9,500
                                                  -------         ------
                                                  -------         ------

Earnings per common and
 common equivalent share                          $  0.39         $ 0.26
                                                  -------         ------
                                                  -------         ------

- - - - ------------------------

(1) This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.


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